UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2019

Dova Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38135	81-3858961
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

(Exact name of registrant as specified in charter)

240 Leigh Farm Road, Suite 245

Durham, North Carolina 27707

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (919) 748-5975

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02(e)          Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 5, 2019, the Compensation Committee of the Board of Directors (the “Board”) of Dova Pharmaceuticals, Inc. (the “Company”) adopted an Officer Change in Control Severance Benefit Plan (the “CIC Severance Plan”), effective February 5, 2019.

The purpose of the CIC Severance Plan is to provide for the payment of severance benefits to certain eligible executive officers of the Company and certain affiliated companies designated in the CIC Severance Plan (each of the Company and any such affiliate, a “Participating Employer” and collectively, the “Participating Employers”) in the event such officer becomes subject to certain involuntary or constructive terminations of employment with a Participating Employer in connection with a Change in Control (as defined in the Company’s 2017 Amended and Restated Equity Incentive Plan, as amended) of the Company.

The CIC Severance Plan provides that, subject to certain conditions and limitations, upon the termination of the employment of an eligible executive officers without Cause or for Good Reason (each, as defined in the CIC Severance Plan) within one month prior to or within 12 months following a Change in Control:

•                  all unvested equity awards held by such eligible executive officer will become immediately vested and fully exercisable;

•                  such executive officer (other than the Chief Executive Officer) will be eligible to receive a cash severance benefit equal to 12 months’ base salary and 100% of the officer’s target bonus; provided that, in the case of the Chief Executive Officer, such cash severance benefit shall be equal to 18 months’ base salary and the Chief Executive Officer shall be entitled to 150% of his or her target bonus; and

•                  such executive officer shall be eligible to receive COBRA premiums for the applicable length of the severance period as described above.

The benefits provided by the CIC Severance Plan described above are, in all respects, subject to the terms and conditions of the executive officers’ employment agreements and, to the extent that benefits are payable to an executive officer pursuant to the terms of both his or her employment agreement and the CIC Severance Plan, the benefits under the CIC Severance Plan would be reduced accordingly.

The foregoing summary of the CIC Severance Plan is not complete and is qualified in its entirety by reference to the full text of the CIC Severance Plan, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.08              Shareholder Director Nominations

On February 5, 2019, the Board determined that the Company’s 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”) will be held at 11:00 a.m. Eastern time on Friday, April 26, 2019 at 2420 Leigh Farm Road, Suite 245, Durham, NC 27707. The Board also set March 8, 2019 as the record date for determining stockholders entitled to receive notice of, and vote at, the 2019 Annual Meeting.

Because the date of the 2019 Annual Meeting is more than 30 days prior to the anniversary date of the Company’s 2018 Annual Meeting of Stockholders, the deadlines for any shareholder proposal pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and for any stockholder nomination or proposal outside of Rule 14a-8, as listed in the Company’s 2018 Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission (the “SEC”) on April 27, 2018, are no longer applicable. Pursuant to the Company’s bylaws and the rules of the SEC, the Company is hereby providing notice of the revised deadlines for such proposals via this Form 8-K.

In accordance with the rules of the SEC and the Company’s bylaws, any shareholder proposal intended to be considered for inclusion in the Company’s proxy materials for the 2019 Annual Meeting must be received by the Corporate Secretary at the Company’s principal executive offices at 240 Leigh Farm Road, Suite 245, Durham, North Carolina 27707 on or before the close of business on February 18, 2019.  In addition to complying with this deadline, shareholder proposals intended to be considered for inclusion in the Company’s proxy materials for the 2019 Annual Meeting must also comply with the

Company’s bylaws and all applicable rules and regulations promulgated by the SEC under the Exchange Act.

In addition, any stockholder who intends to submit a proposal regarding a director nomination or who intends to submit a proposal regarding any other matter of business at the 2019 Annual Meeting and does not desire to have the proposal included in the Company’s proxy materials for the 2019 Annual Meeting, must ensure that notice of any such nomination or proposal (including certain additional information specified in the Company’s bylaws) is received by the Corporate Secretary at the Company’s principal executive offices on or before the close of business on February 18, 2019.

Item 9.01.          Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit Number	Description
99.1	Dova Pharmaceuticals, Inc. Officer Change in Control Severance Benefit Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dova Pharmaceuticals, Inc.

Dated: February 8, 2019	By:	/s/ Mark Hahn
Mark Hahn, Chief Financial Officer